OPTION AGREEMENT


                              entered into between


                        GOLD REEF CASINO RESORTS LIMITED
                        (Registration No. 1989/002108/06)
                                    ("GRCR")

                                       and

                 AKANI LEISURE INVESTMENTS (PROPRIETARY) LIMITED
                        (Registration No. 1998/002583/07)
                                     ("ALI")
          (GRCR and ALI collectively referred to as "the AKANI GROUP")

                                       and

                         SILVERSTAR DEVELOPMENT LIMITED
                        (Registration No. 1995/000369/06)
                                 ("SILVERSTAR")

                                       and

                             CENTURY RESORTS LIMITED
               ( a Mauritian company of registration number 50866)
             (and together with its subsidiary companies, "GRANTOR")
                                       and

                          CENTURY CASINOS INCORPORATED
            (a company incorporated in the United States of America)
                                   ("HOLDCO")

WHEREAS:

o SILVERSTAR DEVELOPMENT LIMITED ("SILVERSTAR") has made an application for a casino licence in the Western Gauteng region ("the application") to be located on portions 39, 104 and 106 of the farm Roodekrans 183 IQ, Krugersdorp;

o although the High Court of South Africa (Transvaal Provincial Division) has ordered that the licence is to be awarded to SILVERSTAR by the Gauteng Gambling Board ("the board"), the board has not yet done so and SILVERSTAR has been involved in lengthy litigation resulting in SILVERSTAR not being able to commence with the development of the casino operations on the land;

o the AKANI GROUP has expressed an interest to acquire the entire shareholding in SILVERSTAR once the casino licence has been awarded to SILVERSTAR free of any and all obligations for the payment of fees that SILVERSTAR may have previously undertaken or in respect of any commitments already made or expenses or obligations already incurred;

o GRANTOR is a party to an agreement or agreements or commitments or binding obligations under which GRANTOR may have rendered certain services or delivered certain goods to SILVERSTAR or may have certain current or future direct or contingent rights against, or obligations to, SILVERSTAR (collectively "the rights");

o the AKANI GROUP, JOSE DA SILVA AND JAMES FORBES have entered into an agreement in terms of which the AKANI GROUP is to acquire the entire equity interest in SILVERSTAR;

o in terms of that agreement, SILVERSTAR and/or the AKANI GROUP are to enter into all the option agreements on the basis that the rights are either to be terminated or that all of the rights are to be ceded to the AKANI GROUP;

o GRANTOR agrees to cede and delegate all of its rights and obligations, alternatively to terminate and waive all of its rights and obligations on the terms and conditions set out herein;

o the parties therefore agree subject to the terms and conditions set out herein.

1.  INTERPRETATION

     1.1. This agreement shall be exclusively governed and interpreted according to the laws of the Republic of South Africa in all respects.

     1.2. The headings to the clauses of this agreement shall be deemed not to form part of this agreement and shall not affect its interpretation.

     1.3. Except where the context clearly indicates a contrary intention, the singular includes the plural and vice versa, words importing the neuter gender include other genders and vice versa, the word "person" includes a company and any other juristic person and a partnership and any other body of persons (whether corporate or incorporate), and includes in each instance their successors in title.

     1.4. The parties defined above shall maintain their meanings as so defined and the following expressions shall bear the meanings ascribed to them hereunder:

          1.4.1. "the acquisition" the acquisition of the totality and collectively, all interests and the rights to be acquired, directly or indirectly, by AKANI GROUP in terms of the transaction of which this agreement is a part;

          1.4.2. "the arrangements" means any and all agreements, contracts, understandings, commitments or arrangements of whatsoever nature concluded between the GRANTOR or SILVERSTAR, whether enforceable or not prior to the closing date;

          1.4.3.  "bid  commitments"  all  deliverables   committed  to  in  the
               application or as may be subsequently varied by approval of the board;

          1.4.4. "closing date" the date upon the last of the trigger events has taken place;

          1.4.5. "compensation payment" any amount paid or payable by SILVERSTAR to GRANTOR pursuant to the exercise of the option set out herein;

          1.4.6. "default rate" the prime overdraft rate quoted by Nedbank Limited plus 3% (three per cent) calculated nominal annual compounded monthly in arrear;

          1.4.7. "documents of title" together, all of the following -

                    1.4.7.1. this agreement;

                    1.4.7.2. a  resolution  of the board of directors of GRANTOR passed in accordance with the articles of association of GRANTOR empowering GRANTOR to enter into this agreement;

                    1.4.7.3.  written  cession of all the  rights of  whatsoever nature which GRANTOR may have against SILVERSTAR in favour of the AKANI GROUP, alternatively, a written acknowledge-ment of termination or waiver of any or all such rights;

                    1.4.7.4.  a   resolution   of  the  board  of  directors  of
                         SILVERSTAR passed in accordance with the articles of association of SILVERSTAR acknowledging and consenting to the termination or cession of the rights; and

                    1.4.7.5. a written cession of the rights against  SILVERSTAR to the AKANI GROUP

          1.4.8. "elective termination" any termination pursuant to clause 7;

          1.4.9. "equity acquisition" the purchase by AKANI GROUP of all of the issued share capital in and claims (if any) against SILVERSTAR from its individual shareholders on the basis that both the shares and the company shall be free and clear of any claim, obligation or encumbrance of whatsoever nature unless such claim, obligation or encumbrance has been approved in writing by the AKANI GROUP;

          1.4.10. "equity option(s)" the option agreement or agreements by which AKANI GROUP shall purchase all of the issued share capital in, and all rights (if any) of the existing shareholders against SILVERSTAR from the existing shareholders;

          1.4.11. "existing shareholders" those persons who are the registered holders and beneficial owners of the shares in SILVERSTAR that constitute all of the issued share capital at any time from the signature date until immediately prior to the closing date;

          1.4.12. "GRANTOR" CENTURY RESORTS LIMITED, a Mauritian company of Registration Number 50866;

          1.4.13. "incumbent individuals" Jose da Silva and James Forbes;

          1.4.14. "the licence" a casino licence for which the application was made;

          1.4.15. "the option agreements" means all of the option agreements to be entered into by amongst SILVERSTAR and the holders of all the rights against SILVERSTAR pursuant to agreements, understandings, commitments and/or arrangements entered into between these parties and SILVERSTAR;

          1.4.16. "the options" the option agreements collectively;

          1.4.17. "parties" the persons entering into this agreement;

          1.4.18. "the rights" all rights and obligations and claims of whatsoever nature which the GRANTOR and SILVERSTAR may have against the other at the closing date pursuant to the arrangements;

          1.4.19. "shareholding" all of the issued share capital in SILVERSTAR;

          1.4.20. "signature date" the date that this agreement is signed by the party signing last in time;

          1.4.21. "trigger event(s)" the event or events, as applicable, set out in clause 4 as being required to have taken place prior to the closing date;

     1.5. If any provision in a definition is a substantive provision conferring a right or imposing an obligation on any party then, notwithstanding that it appears by way of definition, effect shall be given to that provision as if it were a substantive provision in the body of this agreement.

     1.6. Where a number of days is to be calculated from a particular day, such number shall be calculated as excluding such particular day and commence on the next day. If the last day of such number so calculated falls on a day which is not a business day, or any specific calendar date given that is not a business day, that last day or that specific date shall be deemed to fall upon the next succeeding day which is a business day.

     1.7. Any reference to days (other than a reference to business days), months, or years shall be a reference to calendar days, months, or years, as the case may be.

2. OPTION

     2.1. GRANTOR hereby grants an irrevocable and unconditional right and option to SILVERSTAR, which right and option SILVERSTAR hereby accepts, to terminate all the rights of GRANTOR pursuant to all arrangements entered into with SILVERSTAR by which the rights against

          SILVERSTAR have been established or, alternatively, cede all the rights and arrangements such that the AKANI GROUP shall obtain the benefit of all the rights associated with the arrangements.

     2.2. Unless exercised prior to June 30, 2006, this option agreement shall lapse unless AKANI GROUP or the incumbent individuals are able to demonstrate that not more than 2 (two) of the trigger events remain outstanding whereupon notification shall be given in writing by the AKANI GROUP to the GRANTOR or that this option agreement shall be extended by a further 12 (twelve) months.

     2.3. This option is granted on the following terms and conditions, namely -

          2.3.1. the option is exercisable at any date after the closing date and SILVERSTAR is obligated to exercise the option not later than 30 (thirty) days thereafter by giving GRANTOR written notice to such effect at its domicilium address as set out below. Alternatively, the AKANI GROUP may exercise such option on behalf of SILVERSTAR by given written notice to such effect to the GRANTOR;

          2.3.2. the option is exercisable in whole only and may not otherwise be exercised in part;

          2.3.3. payment of the compensation payment to GRANTOR is subject to the prior receipt by the AKANI GROUP of the documents of title;

          2.3.4. the total compensation payment paid to GRANTOR by SILVERSTAR shall be R40 290 375,00 (forty million two hundred and ninety thousand three hundred and seventy five rand) and shall be payable in 12 (twelve) monthly instalments with the first instalment falling due 1 (one) month after the closing date and each subsequent payment falling due upon the same day of each succeeding month as follows:

               2.3.4.1.  the first  payment  instalment  shall be R3 357  500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.2. the  second  payment  instalment  shall be R3 357 500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.3.  the third  payment  instalment  shall be R3 357  500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.4. the  fourth  payment  instalment  shall be R3 357 500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.5.  the fifth  payment  instalment  shall be R3 357  500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.6.  the sixth  payment  instalment  shall be R3 357  500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.7. the seventh  payment  instalment  shall be R3 357 500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.8. the  eighth  payment  instalment  shall be R3 357 500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.9.  the ninth  payment  instalment  shall be R3 357  500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.10.  the tenth  payment  instalment  shall be R3 357 500.00
                    (three million three hundred fifty seven thousand five hundred rand);

               2.3.4.11. the eleventh payment  instalment shall be R3 357 500.00
                    (three million three hundred fifty seven thousand five hundred rand); and

               2.3.4.12.  the final  payment  instalment  shall be R3 357 875.00
                    (three million three hundred fifty seven thousand eight hundred seventy five rand);

          2.3.5. the compensation payment shall be exclusive of value added tax and value added tax shall be paid by SILVERSTAR to the GRANTOR against receipt of a valid value added tax invoice to such effect;

          2.3.6. upon the date of exercise of the option, the termination or cession of the rights of GRANTOR in question shall be deemed to have been concluded and in this regard GRANTOR shall have no claims of whatsoever nature against SILVERSTAR save in respect of clause 5.7.

     2.4. By not later than 15 (fifteen) business days following the signature date, the documents of title shall be lodged with PricewaterhouseCoopers to be held in escrow pending the closing date with an irrevocable authority in favour of PricewaterhouseCoopers to release the documents of title from escrow upon exercise of the options.

     2.5. To the extent that cession is taken of the rights, it shall be acquired voetstoots and without any warranties or representations of any nature whatsoever save that -

          2.5.1. GRANTOR shall be the beneficial owner thereof;

          2.5.2. upon exercise of the option SILVERSTAR shall become the sole and exclusive owner of the rights;

          2.5.3. the rights can be transferred without any right of pre-emption, option, donation or stipulation alteri;

          2.5.4. the rights are not subject to any pledge, limitation, notarial bond or any encumbrance of whatsoever nature;

          2.5.5. no person will have any right of any nature whatsoever to acquire the rights.

     2.6. Any amount payable hereunder and not paid on due date shall attract interest at the default rate until the actual date of payment.

     2.7. The GRANTOR hereby undertakes that, with reference to itself and any of its employees, agents or directors, that, upon the exercise of an option -

          2.7.1. it shall waive, indemnify and hold harmless SILVERSTAR and/or the AKANI GROUP in respect of any and all past, present and future claims against same, save in respect of any failure by SILVERSTAR in terms of clause 5.7 or to make payment when due, provided that the waiver and indemnity does not apply if the closing date does not arrive;

          2.7.2. that they and any entity in which they or any related party have a direct, indirect or contingent interest will not do anything or omit to do anything which may impact negatively and materially on the events leading up to the closing date and the activity of SILVERSTAR subsequently for a period of 3 (three) years after the closing date. For the purposes of clarity, it is acknowledged by all parties that GRANTOR owns and operates casino businesses in South Africa which may be in competition with the businesses of GRCR and/or ALI and/or SILVERSTAR and that this clause shall not serve to preclude GRANTOR from continuing with its competitive trading practices in this regard nor shall it serve to preclude GRANTOR from expanding its interests within SOUTH AFRICA or elsewhere in competition with GRCR and/or ALI and/or SILVERSTAR.

     2.8. Nothing in this agreement shall impose upon the AKANI GROUP or SILVERSTAR any obligation to continue to use the GRANTOR for any services whatsoever.

     2.9. HOLDCO hereby warrants and represents that -

          2.9.1. only CENTURY RESORTS LIMITED has any rights and/or obligations against SILVERSTAR;

          2.9.2. no other company or associated company within the CENTURY CASINOS group have any other rights or obligations in favour of or against SILVERSTAR and hereby indemnifies and holds harmless SILVERSTAR and the AKANI GROUP against any claim or rights or any such company or entity which are not waived or terminated in terms of this agreement.

3. INDIVISIBLE TRANSACTION

     This agreement is one of a number of option agreements entered into by SILVERSTAR and the AKANI GROUP and by which the AKANI GROUP seeks to achieve the acquisition of the equity interest in SILVERSTAR. Together, the option agreements represent an indivisible transaction such that SILVERSTAR and/or the AKANI GROUP will not be obliged to act in respect of any option agreement in circumstances where any one option agreement is not valid or cannot be exercised or is not entered into. However, SILVERSTAR and/or the AKANI GROUP may in their absolute discretion decide to exercise any one or more of the options arising from the option agreements without in such case being obliged to exercise any or all of the remaining option agreements.

4. TRIGGER EVENTS AND CLOSING DATE

     The taking place of the last outstanding of the following events shall bring about and constitute the closing date -

     4.1. the entering into of all option agreements, including the option agreements to acquire the equity shareholding in SILVERSTAR;

     4.2. the award of casino licence to SILVERSTAR;

     4.3. the issue of casino licence to SILVERSTAR on terms and conditions acceptable to the AKANI GROUP;

     4.4. the approval by the board of the bid commitments attaching to the casino licence on terms and conditions acceptable to the AKANI GROUP;

     4.5. the approval by the board of the contemplated changes in financial and management interest required to give effect to the acquisition;

     4.6. the approval, if required, of the Competition Commission / Tribunal;

     4.7. receipt, pending only proclamation, of the necessary town planning / township / zoning approvals;

     4.8. receipt, from the appropriate statutory authority, of a favourable record of decision to an application for authorisation in terms of the Environment Conservation Act (more generally known as "approval of EIA").

5. GENERAL UNDERTAKINGS

     5.1. From the signature date, SILVERSTAR and the AKANI GROUP shall be entitled to all documents and information relating to work that has been done in relation to the acquisition of the licence by SILVERSTAR, including environmental impact studies and the like, to the extent that such information is in the possession of the GRANTOR and is not otherwise subject to confidentiality undertakings. The GRANTOR shall render all assistance reasonably necessary so as to make such information available to the AKANI GROUP. Material provided in terms of this clause shall be made available to AKANI GROUP on a confidential basis and which confidentiality shall survive any termination of this agreement and/or the options.

     5.2. The GRANTOR shall use its reasonable endeavours to assist the AKANI GROUP in the successful implementation of the transaction as set out herein.

     5.3. AKANI GROUP shall only be obligated to fund a compensation payment in respect of the options once the closing date has arrived.

     5.4. Direct costs, such as personal exertion, attendance at meetings, assistance and time spent are to be borne by each party for their own account.

     5.5. upon exercise of the option, GRANTOR, hereby -

          5.5.1. waives, indemnifies, and holds harmless all other parties to the acquisition and the parties to this agreement in respect of any and all past, present and future rights against each other, save in respect of any failure by SILVERSTAR and/or the AKANI GROUP to make payment when due in respect of the exercise of the option and in respect of any failure by SILVERSTAR in respect of clause 5.7 and the AKANI GROUP in respect of clause 5.8; and

          5.5.2. undertakes that they and any entity in which they have an interest will not do anything or omit to do anything which may impact negatively and materially on the events leading up to the closing date and the activities of SILVERSTAR subsequently for a period of 3 (three) years after the closing date, save that, for the purposes of clarity, it is acknowledged by all parties that GRANTOR owns and operates casino businesses in South Africa which may be in competition with the businesses of GRCR and/or ALI and/or SILVERSTAR and that this clause shall not serve to preclude GRANTOR from continuing with its competitive trading practices in this regard nor shall it serve to preclude GRANTOR from expanding its interests within SOUTH AFRICA or elsewhere in competition with GRCR and/or ALI and/or SILVERSTAR; and

     5.6. GRANTOR hereby waives any rights relating to the reasonable use of confidential information that may have been made available by them to SILVERSTAR as part of the bid process to acquire the licence and any other dealings between those parties and shall permit SILVERSTAR and the AKANI GROUP to make use of such confidential information in connection with the continued pursuit by SILVERSTAR of the casino licence from the signature date.

     5.7. SILVERSTAR hereby warrants to GRANTOR that, in the event this option agreement is not exercised and/or in the event that this option agreement is exercised but the acquisition is subsequently terminated or fails to close and GRANTOR has not received payment in full in respect of an exercise of this option agreement, then SILVERSTAR shall take all steps as may be necessary to ensure that any and all the rights of GRANTOR in existence immediately prior to the time of signature of this option agreement shall remain intact and in force and effect or be restored to that status quo ante as if this option agreement had not been entered into.

     5.8. AKANI GROUP hereby warrants to GRANTOR that prior to the payment to GRANTOR of the total compensation payment recorded in clause 2.3.4, it shall not deliberately do, or cause to be done, anything that would serve to the prejudice of the GRANTOR in respect of clause 5.7 other than in pursuance of its objective to acquire the equity interests in SILVERSTAR and for the trigger events to take place.

     5.9. GRCR hereby warrants to GRANTOR that irrespective of any ownership arrangements entered into in respect of SILVERSTAR after the closing date, GRCR shall be bound by the terms of this agreement as if it had been the sole party contracting with the GRANTOR under this option agreement and shall remain sole guarantor for the performance of the AKANI GROUP and, after the closing date, SILVERSTAR, until such time as the compensation payment has been paid in full or the agreement has been otherwise terminated in terms of clause 7.


6. LITIGATION AND SUSPENSION OF COMPENSATION PAYMENT

     6.1. In the event that legal action or official intervention is instituted that serves to delay the advancement of the development under the casino licence, and such legal action or official intervention substantially relates to any approval given in respect of the issue of the casino licence or other development approval but not substantially relating to the right of the AKANI GROUP to take a financial or management interest in SILVERSTAR, then -

          6.1.1. the AKANI GROUP shall be entitled to withhold all instalment payments that may then fall due; and

          6.1.2. 40% (forty per cent) of all amounts withheld in terms of this sub-clause shall be paid into a separate trust account and in respect of which the AKANI GROUP shall have signing rights together with a cession in security and all amounts shall be released for payment in full by the AKANI GROUP within 5 (five) business days of the resolution of that legal action or official intervention or upon any other resumption of the development and the remaining 60% (sixty per cent) withheld shall be paid in full by the AKANI GROUP within a further 15 (fifteen) business days thereafter, subject however to the fact that the AKANI GROUP shall be entitled to withhold 100% (one hundred per cent) of any such amounts or instalments to the extent that the legal action or official intervention has caused a delay in excess of 6 (six) months but shall make payment in full of the amounts so withheld within 20 (twenty) business days of the resolution of that legal action or official intervention or upon any other resumption of the development. Any interest that may have accrued in respect of the account concerned shall simultaneously be released from this account and be paid to the AKANI GROUP;

          6.1.3. all loans shall in such case be repaid mutatis mutandis in terms of the provisions of clause 6.2.8.

     6.2. In the event that legal action or official intervention is instituted that is substantially in challenge of any approval given for the AKANI GROUP to take a financial or management interest in SILVERSTAR and SILVERSTAR has secured all other approvals by which it would be otherwise capable of proceeding with the development under the casino licence, then -

          6.2.1. the AKANI GROUP shall be entitled to withhold any instalment payment that may then fall due; and

          6.2.2. 40% (forty per cent) of all amounts withheld in terms of this sub-clause shall be paid into a separate trust account and in respect of which the AKANI GROUP shall have signing rights together with a cession in security; and

          6.2.3. all amounts shall be released for payment in full by AKANI GROUP within 5 (five) business days of the resolution of that legal action or official intervention or upon any other resumption of the development; and

          6.2.4. the remaining 60% (sixty per cent) shall be paid in full by the
               AKANI  GROUP  within  a  further  15  (fifteen)   business   days
               thereafter; and

          6.2.5. the AKANI GROUP shall be entitled to withhold 100% (one hundred percent) of such amounts or instalments to the extent that the legal action or official intervention has caused a delay in excess of 6 (six) months, but shall make payment if full of the amount so withheld within 20 (twenty) business days of the resolution of that legal action or official intervention or upon any other resumption of the development; and

          6.2.6. any interest that may have accrued in respect thereof shall be simultaneously released from this account and distributed to the AKANI GROUP; and

          6.2.7. the AKANI GROUP may in its discretion decide to proceed with the development and/or continue making loans to SILVERSTAR under a separate agreement and upon reasonable terms and conditions with the intention that such loans shall enable SILVERSTAR to proceed with and complete the development under the casino licence and commence and maintain operations thereunder; and

               6.2.7.1. the AKANI GROUP shall be permitted to charge interest on all loans at the prime rate; and

               6.2.7.2. the options  shall  automatically  extend such that they may be exercised for the benefit of the AKANI GROUP within a period of 3 (three) years from the commencement of such litigation; and

               6.2.7.3. the  compensation  payment  shall  escalate at the prime rate, provided that all interest in respect of the amounts paid into the trust account referred to in clause 6.2.2 shall be paid for the benefit of the AKANI GROUP; and

     6.2.8.

               6.2.8.1.  should  the  AKANI  GROUP,   in   consequence   of  any
                    unfavourable ruling pursuant to that litigation or official intervention, be rendered unable to exercise the options, then the options shall be deemed to have lapsed and AKANI GROUP shall continue to provide such loans to SILVERSTAR which are reasonable for the purpose; and

               6.2.8.2.  SILVERSTAR  shall be granted a period of a further  one year from the date it shall be so notified by the AKANI GROUP for SILVERSTAR to establish such alternative financing arrangements that shall enable SILVERSTAR to repay the AKANI GROUP for the development and operating finance provided; and

          6.2.9. alternatively, should the AKANI GROUP decide to continue with the development or retain its interest in SILVERSTAR, it is entitled to exercise the options and/or to cede all rights therein or the shareholding in SILVERSTAR, as the case may be, to a third party which is not covered by any restriction (other than Competition Commission approval) to acquire an interest in SILVERSTAR. For the avoidance of doubt, the event concerned shall not in itself prohibit the AKANI GROUP from exercising the options on the basis that the AKANI GROUP shall in its discretion be entitled to decide whether or not to terminate this agreement or to proceed with the development on the basis of disposing of these interests or shareholding in SILVERSTAR to a third party, which is not covered by any restriction (other than Competition Commission approval), as the case may be; and

          6.2.10. in the event that the AKANI GROUP elects to make cession to a third party, the obligation to make any payment in terms of this agreement shall not itself be ceded and shall remain an obligation of the AKANI GROUP.

     6.3. To the extent that any unfavourable ruling is given against the AKANI GROUP and/or SILVERSTAR, as the case may be, in terms of the provisions of clause 6.1 or clause 6.2, and the AKANI GROUP and/or SILVERSTAR, as the case may be, elects not to pursue, or has exhausted, any available remedy in law, all amounts paid by the AKANI GROUP into the trust account, together with interest accrued in respect thereof, shall forthwith be repaid to the AKANI GROUP.

7. TERMINATION

     7.1. This   agreement   may  only  be   terminated   under  the   following
          circumstances -

          7.1.1. immediately upon receipt of a ruling against the AKANI GROUP and/or SILVERSTAR, as the case may be, in terms of the provisions of clause 6.1 or clause 6.2 and the AKANI GROUP and/or
               SILVERSTAR, as the case may be, elects not to pursue, or has exhausted, any available remedy in law or that it made use of any other provisions contained in clause 6;

          7.1.2. at the election of the AKANI GROUP in the event of a breach by SILVERSTAR or any GRANTOR of clause 8;

          7.1.3. if the bid commitments and/or the terms and conditions of the licence are not reasonably acceptable to the AKANI GROUP; or

          7.1.4. if those bid commitments and/or terms and conditions be of such a nature that, in the entire discretion of the AKANI GROUP, there results a development budget deficit beyond that which can be accommodated; and

          7.1.5. bona fide discussions between the AKANI GROUP and the incumbent individuals fail to identify alternative means by which the issue relating to the arrival of the trigger events can be accommodated and the AKANI GROUP in its entire discretion remains of the opinion that such aspect is material to the successful development and operation of the casino; then

          7.1.6. the AKANI GROUP may elect to terminate this agreement by giving notice to such effect to the other parties and to all grantors no later than one month from notification by the board of the bid commitments and terms and conditions that they will finally approve;

     7.2. In the event of a termination, this agreement shall be deemed to have terminated but clause 5.7 shall remain in force and effect and binding upon SILVERSTAR and GRANTOR.

8. EXCLUSIVITY

     The parties shall work together with a view to implement the transaction successfully and as soon as possible in the circumstances. They agree that they shall not be entitled to commence negotiations with any third party in respect of the subject transaction until such time as this agreement has been terminated. Neither SILVERSTAR nor the GRANTOR shall under any circumstances whatsoever be entitled during the duration of this agreement to become interested in any other negotiations in terms of which any third party will acquire any interest in SILVERSTAR or the licence that might be prejudicial to the AKANI GROUP's ability to enjoy full and timely benefit of its rights associated with this agreement.

9.  ANNOUNCEMENTS

     No announcement shall be made by any party until such time as allowed by the other or as may be required by law and a request by one party for allowance by the other shall be given consideration on a time-is-of-the-essence basis. Should any announcement be required by law, adequate and timely notice shall be given to the other parties as to the content and timing of any such announcement. For the purposes of this clause, notification by one party to another may be made by e-mail at the addresses listed in clause 13.

10. DISCLOSURE

     10.1.Except  as  indicated  herein,   the  parties   acknowledge  that  any
          information supplied in connection with this agreement or in connection with each other's business affairs which has or may in any way whatsoever be transferred or come into the possession or knowledge of any of them ("the receiving party") may consist of confidential or proprietary information, disclosure of which to or use by third parties might be damaging to the party concerned.

     10.2.The receiving party therefore agrees to hold such material and information in the strictest confidence, to prevent any copying thereof by whatever means and not to make use thereof other than for the purposes of this option agreement and to release it only to such properly authorised directors, employees or third parties requiring such information for the purposes of this option agreement and agree not to release or disclose it to any other party who has not signed an agreement expressly binding himself not to use or disclose it other than for the purposes of this agreement.

     10.3.The undertaking and obligations contained in this clause 10 do not apply to information which -

          10.3.1. is publicly available at the date of disclosure or thereafter becomes publicly available from sources other than the parties;

          10.3.2. is already in possession of the receiving party prior to its receipt by or disclosure to such receiving party;

          10.3.3. is required by law or any regulatory authority to be disclosed;

          10.3.4. after being disclosed to the receiving party is disclosed by any other person to the receiving party otherwise than in breach of any obligation of confidentiality.

     10.4.The  parties  shall  take  such  precautions  as may be  necessary  to maintain the secrecy and confidentiality of such material and information in respect of its directors, employees, agents and/or directors or employees or agents of any assignee, sub-contractor or distributor or any other person to whom such confidential information may have been or will be disclosed.

11. BREACH

     If, after the entering into of the agreements for the options, any party ("the defaulting party") breaches any material term and/or condition of this option agreement and fails to remedy such breach within a period of 14 (fourteen) days after receipt of written notice from any other party to remedy same, the aggrieved party shall be entitled, without prejudice to any other rights which it may have in terms of this agreement or at law, to cancel this agreement or to claim immediate specific performance, in either case without prejudice to its rights to claim damages.

12. SIGNATURE IN COUNTERPARTS

     This option agreement may be executed in several counterparts, whether by way of facsimile or otherwise, each of which shall, taken together, constitute one and the same instrument.


13. DOMICILIUM CITANDI ET EXECUTANDI

     13.1.The parties choose as their domicilia citandi et executandi for all purposes under this option agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature the following addresses :

          13.1.1. GRCR:

                    Physical: Gold Reef City
                              Gate 4
                              Northern Parkway
                              Ormonde

                              Telefax: (011) 248-6886

                              e-mail:


          13.1.2. ALI:

                    Physical: Gold Reef City
                              Gate 4
                              Northern Parkway
                              Ormonde

                              Telefax: (011) 248-6886

                              e-mail:


          13.1.3. GRANTOR :

                    Physical: c/o L&P Financial Services
                              Attn: Richard Arlove
                              Fifth Floor TM Building
                              Pope Hennessey Street
                              Port St Louis
                              Mauritius

                              and with copy to Holdco


                              Telefax: +1 (707) 982 7586

                              e-mail:  hoetzingerp@cs.com


          13.1.4. SILVERSTAR:

                    Physical: c/o 34 Buffalo Thorn Road
                              Attn: James Forbes
                              Fourways Gardens
                              Fourways 2055
                              Johannesburg

                              Telefax: +27 86 672-6282

                              e-mail:  jforbes@mweb.co.za

          13.1.5. HOLDCO:

                    Physical: 1263 Lake Plaza DR. Suite A
                              Attn: Peter Hoetzinger
                              Colorado Springs, CO 80906

                              USA

                              Telefax: +1 (707) 982 7586

                              e-mail:  hoetzingerp@cs.com



     13.2.Any notice or communication required or permitted to be given in terms of this option agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

     13.3.Either party may by notice to the other party change the physical address chosen as its domicilium citandi et executandi to another physical address in South Africa,or in respect of GRANTOR, HOLDCO, and Century Casinos Africa (Pty) Limited, in the country their respective domicile, or its telefax number, provided that the change shall become effective on the 10th business day from the deemed receipt of the notice by the other party.

     13.4. Any notice to a party -

          13.4.1. sent by courier in a correctly addressed envelope to it at its chosen address shall be deemed to have been received on the 3rd business day after sending (unless the contrary is proved);

          13.4.2. delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

          13.4.3. sent by telefax to its chosen telefax number stipulated in clause 13.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

     13.5.Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

     13.6.To the extent that any notice is given by a party, it shall equally give notice by way of e-mail.

14.  DETERMINATION

     Should any dispute  arise between the parties as to the  quantification  of
     any    amount,    such    dispute    shall   be    referred   to   auditors
     PricewaterhouseCoopers -

     14.1. who shall act as experts and not as arbitrators;

     14.2. who shall make a decision as soon as possible in the circumstances;

     14.3. who shall allow each party to make written representations to them;

     14.4.whose decision, except for manifest error, shall be final and binding on the parties on the basis that PricewaterhouseCoopers shall decide which party is responsible for their costs and expenses.

15. WHOLE AGREEMENT, NO AMENDMENT

     15.1.This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

     15.2.No amendment or consensual cancellation of this option agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this option agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by the party granting such extension, waiver or relaxation). Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

     15.3.No extension of time or waiver or relaxation of any of the  provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

     15.4.To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

16. COSTS

     Each party shall pay its own costs pursuant to the negotiation, drafting and implementation of this agreement.

SIGNED by the parties and witnessed on the following dates and at the following places respectively:


 DATE       PLACE     WITNESS                     SIGNATURE

                      1.  Debra Wessels//s//      For: GOLD REEF CASINO RESORTS
01/12/2004                                             LIMITED
                      2.  Shahrina Ramphaul//s//       Christian Neuberger//s//

                      1.  Debra Wessels//s//      For: AKANI LEISURE INVESTMENTS
12/01/2004                                             (PROPRIETARY) LIMITED
                      2.  Shahrina Ramphaul//s//       Richard Moloko//s//


                      1.  Debra Wessels//s//      For: SILVERSTAR DEVELOPMENT
12/01/2004                                             LIMITED
                      2.  Shahrina Ramphaul//s//       Jose Da Silva//s//


                      1.  Debra Wessels//s//      For: CENTURY RESORTS LIMITED
12/01/2004            2.  Shahrina Ramphaul//s//       Christian Gernert//s//


                      1.  Debra Wessels//s//      For: CENTURY CASINOS
12/01/2004                                             INCORPORATED
                      2.  Shahrina Ramphaul//s//       Christian Gernert//s//

                          TABLE OF CONTENTS
------------------------------------------------------------------
CLAUSE NUMBER AND DESCRIPTION                                PAGE
------------------------------------------------------------------


1.     INTERPRETATION...........................................4


2.     OPTION...................................................8


3.     INDIVISIBLE TRANSACTION.................................13


4.     TRIGGER EVENTS AND CLOSING DATE.........................14


5.     GENERAL UNDERTAKINGS....................................15


6.     LITIGATION AND SUSPENSION OF COMPENSATION PAYMENT.......17


7.     TERMINATION.............................................21


8.     EXCLUSIVITY.............................................22


9.     ANNOUNCEMENTS...........................................22


10.    DISCLOSURE..............................................23


11.    BREACH..................................................24


12.    SIGNATURE IN COUNTERPARTS...............................24


13.    DOMICILIUM CITANDI ET EXECUTANDI........................24


14.    DETERMINATION...........................................27


15.    WHOLE AGREEMENT, NO AMENDMENT...........................27


16.    COSTS.................................................  28